Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust III
333-65269
811-09037

On December 10, 2012, under Conformed Submission
485BPOS, accession number 0001193125-12-496576, a new
series of the trust was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.

The new series is
Nuveen Symphony High Yield Bond Fund.


See the Prospectus for terms of the securities.